Exhibit (e)(2)


                        AUTHORIZED PARTICIPANT AGREEMENT
                                       FOR
                                TDAX FUNDS, INC.

         This Authorized Participant Agreement (the "Agreement") is entered into by and between ALPS Distributor, Inc. (the "Distributor") and __________________________________ (the "Authorized Participant" or "AP") and is
subject to acceptance by The Bank of New York ("BNY ETF Administrator" or the "Transfer Agent"). The Transfer Agent serves as the transfer agent for the TDAX Funds, Inc. (the "Company" ) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Company shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Company acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, par value $.0001 per share (sometimes referred to as "Shares"), of each of the separate investment portfolios of the Company (each such portfolio a "Fund" and collectively, the "Funds") named on Annex I to this Agreement.

         As specified in the Company's prospectus and statement of additional information incorporated therein (collectively, the "Prospectus") included as part of its registration statement, as amended, on Form N-1A (No. 811-22001) ("Registration Statement"), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a "Creation Unit." All references to "cash" shall refer to US Dollars ("USD"). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Company and the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity securities (the "Deposit Securities") and an amount of cash computed as described in the Prospectus (the "Cash Component"), plus a purchase "Transaction Fee" as described in the Prospectus, delivered to the Company by the Authorized Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Requirement constitute the "Creation Deposit," which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Company. References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

         This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "CNS Clearing Process," or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company ("DTC") (the "DTC Process"). The procedures for processing an order to purchase Shares (each a "Purchase Order") and an order to redeem Shares (each a "Redemption Order") are described in the Company's Prospectus and in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annex II hereto, as each may be amended by the Company from time to time. An Authorized Participant may not place a

                                                                  Exhibit (e)(2)

Purchase Order before the fifth (5th) Business Day (as defined below) following execution and delivery to the Distributor of this Agreement and notification by the Distributor of the Authorized Participant's status. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.

      The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT.

         (a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS System of NSCC (as defined in the Fund's Prospectus, a "Participating Party"), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund's Prospectus, a "DTC Participant"). The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annex II hereto ("Execution of Orders"). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Distributor, the Company and the Transfer Agent of such change.

         (b) The Authorized Participant hereby represents and warrants that it, unless Section 1(c) is applicable, (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the NASD, and that it will not offer or sell Shares of any Fund of the Company in any state or jurisdiction where they may not lawfully be offered and/or sold.

         (c) If the Authorized Participant is offering or selling Shares of any Fund of the Company in jurisdictions outside the several states, territories and possessions of the United States ("US") and is not otherwise required to be registered, qualified, or a member of the NASD as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act") and the regulations promulgated thereunder and (iii) to conduct its business in accordance with the spirit of the NASD Conduct Rules.

         (d) The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the "Program") reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or

                                                                  Exhibit (e)(2)

hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT ACT").

         (e) The Authorized Participant understands and acknowledges that the method by which Creation Units of Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Company on an ongoing basis, at any point a "distribution," as such term is used in the 1933 Act, may be occurring. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the "Continuous Offering" section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

         (f) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Custodian, and the Authorized Participant's custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor and the Custodian prior to placing its first Order with the BNY ETF Administrator (whether it is a Purchase Order or a Redemption Order).

2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

         (a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the BNY ETF Administrator of the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the BNY ETF Administrator. The Company reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

         (b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Company and the Distributor on behalf of the Company reserves the right to reject any Purchase Order until the trade is released as "good" as described in Annex II hereto and any Redemption Order that is not in "proper form" as defined in the Prospectus.

         (c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Company any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the

                                                                  Exhibit (e)(2)


valuation of such Deposit Security at the time of transfer, should have been paid to the Company. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Company is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Transfer Agent, on behalf of the Company, acknowledges and agrees to return to the Authorized Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Company in respect of any Deposit Security that is transferred to the Company that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant or any party for which it is acting.

3.   NSCC.

         Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to a BNY ETF Administrator. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

         (a) The Distributor will provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

         (b) The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the Securities Act of 1933 ("the 1933 Act"), as amended, and the rules and regulations of the Securities and Exchange Commission ("the SEC") thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be

                                                                  Exhibit (e)(2)

stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares.

         (c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in the Company's then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Authorized Participant understands that neither the Company nor any of its Funds will be advertised or marketed as an open-end investment company, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Company. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Company in whole Creation Units only.

         (d) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and
(ii) for internal use by the Authorized Participant.

5. TITLE TO SECURITIES; RESTRICTED SHARES.

         The Authorized Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian in accordance with the terms of the Prospectus, the Company will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

6. CASH COMPONENT AND FEES.

                                                                  Exhibit (e)(2)


         The Authorized Participant hereby agrees that as between the Company and itself or any party for which it acts in connection with a Purchase Order for any Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Company in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Company, cash purchases are available or specified as described in the Prospectus)) (the "Cash Amount") which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Company's Prospectus ("Contractual Settlement Date"). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Company on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Company from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

7.  ROLE OF AUTHORIZED PARTICIPANT.

         (a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Company, any Fund, the Distributor, the Custodian, in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Company, the Distributor, the Custodian, or the Authorized Participant's custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

         (b) In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account ("Beneficial Owner"), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

         (c) The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Company or the Distributor upon the request of the Company or the Distributor.

8. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

         Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Company or the Distributor, the Authorized Participant shall deliver to the Distributor and the Company, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Company (see Annex III to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity

                                                                  Exhibit (e)(2)

contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Company as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Company of a superseding certificate in a form approved by the Company bearing a subsequent date. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Distributor and the Company and such notice shall be effective upon receipt by both the Distributor and the Company. The Distributor shall issue to each Authorized Participant a unique personal identification number ("PIN Number") by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

9.  REDEMPTION.

         The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the US stock exchange where the Shares are principally listed (as specified in the Prospectus) (the "Listing Exchange") is open for trading or business.

         (a) The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Company. The Authorized Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Authorized Participant.

          (b) In the case of a resident Australian or New Zealand holder notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of Shares. In the Redemption Order the Authorized Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian resident.

10. BENEFICIAL OWNERSHIP.
         (a) The Authorized Participant represents and warrants to the Distributor and the Company that (based upon the number of outstanding Shares of each such Fund made publicly available by the Company) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended. The Authorized Participant agrees that the

                                                                  Exhibit (e)(2)

confirmation relating to any order for one or more Creation Units of Shares of any Fund shall state as follows:

        "Purchaser represents and warrants that, after giving effect to the purchase of Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Shares of the relevant Fund of the Company and that it will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing any of the Shares to which this confirmation relates from it."

       (b) The Company and its Transfer Agent and Distributor shall have the right to require information from the Authorized Participant regarding Shares' ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of 80% or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

11.  INDEMNIFICATION.

This section 11 shall survive the termination of this Agreement.

         (a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Company, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "AP Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant;
(ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with Annex II, III or IV hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant, or (v)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Company that is not consistent with the Company's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Company, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Company or tthe Distributor or is based upon any omission or alleged omission by the Company or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Company as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the

                                                                  Exhibit (e)(2)

Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Company. The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties due to any action of a service provider to the Company.


         (b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Distributor Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II, III and IV hereto (as each may be amended from time to time) reasonably believed by the Authorized Participant to be genuine and to have been given by the Distributor, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Company as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Authorized Participant's acting in its capacity as an Authorized Participant. The Distributor shall not be liable to any Distribuor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or out of interruptions or delays of communications with the Distributor Indemnified Parties, due to any action of a service provider to the Company.

         (c) This Section 11 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Distributor Indemnified Party, as the case may be. The term "affiliate" in this Section 11 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

12. LIMITATION OF LIABILITY.

         (a) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

         (b) In the absence of bad faith, negligence or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys as

                                                                  Exhibit (e)(2)

provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

         (c) Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

         (d) The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

         (e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

         (f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Company or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

13.  INFORMATION ABOUT CREATION DEPOSITS.

         The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

14. ACKNOWLEDGMENT.

                                                                  Exhibit (e)(2)


         The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents .

15.  NOTICES.

         Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Company shall be at the address or telephone, facsimile or telex numbers as follows:

                   Attn:   TDAX Funds, Inc.
                           c/o XShares Advisors LLC
                           420 Lexington Ave, Suite 2550
                           New York, NY  10170
                           Attn: Anthony Dudzinski
                           P: (212)986-7900; F: (212)867-3857

         All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

16.  EFFECTIVENESS, TERMINATION AND AMENDMENT.

         (a) This Agreement shall become effective five (5) Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. A "Business Day" shall mean each day the Listing
Exchange is open for regular trading. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice to the other parties and may be terminated earlier by the Company or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties.

         (b) This Agreement may be amended by the Company or the Distributor from time to time without the consent of any Beneficial Owner by the following procedure. The Company or the Distributor will mail a copy of the amendment to the Authorized Participant and the Company or Distributor, as applicable. For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5th) Business Day following the deposit of such mail into the U.S. Postal system. If neither the Authorized Participant or the other party objects in writing to the amendment within five (5) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.


17. GOVERNING LAW; CONSENT TO JURISDICTION.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction,

                                                                  Exhibit (e)(2)

effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

18.  SUCCESSORS AND ASSIGNS.

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

19.  ASSIGNMENT.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

20.  INTERPRETATION.

         The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

21.  ENTIRE AGREEMENT.

         This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

22.  SEVERANCE.

         If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the

                                                                  Exhibit (e)(2)

validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Company, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor's notification of the Company of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

23. NO STRICT CONSTRUCTION.

          The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

24. SURVIVAL.

         Section 11 (Indemnification) hereof shall survive the termination of this Agreement.

25. OTHER USAGES.

         The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) "including" means "including, but not limited to."


26.  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                            [Signature Page Follows]

                                                                  Exhibit (e)(2)



       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:  ____________


                ALPS DISTRIBUTORS, INC.
                BY:___________________________________
                TITLE:________________________________
                ADDRESS:  1290 Broadway, Suite 1100, Denver CO  80203
                TELEPHONE: 303.623.2577
                FACSIMILE:  303.623.7850


                [NAME OF  AUTHORIZED PARTICIPANT]
                BY:___________________________________
                TITLE:________________________________
                ADDRESS:______________________________
                TELEPHONE:____________________________
                FACSIMILE:___________________________________


                ACCEPTED BY: THE BANK OF NEW YORK, AS TRANSFER AGENT BY:__________________________________________
                TITLE:_______________________________________
                ADDRESS:_____________________________________
                TELEPHONE:___________________________________
                FACSIMILE:___________________________________

                                                                  Exhibit (e)(2)





                                                                         ANNEX I
                                                                              TO
                                                AUTHORIZED PARTICIPANT AGREEMENT
                                                            FOR TDAX FUNDS, INC.


TDAX Independence 2010 Exchange-Traded Fund
TDAX Independence 2020 Exchange-Traded Fund
TDAX Independence 2030 Exchange-Traded Fund
TDAX Independence 2040 Exchange-Traded Fund
TDAX Independence In-Target Exchange-Traded Fund

                                                                  Exhibit (e)(2)

                                                                        ANNEX II
                                                                              TO
                                                AUTHORIZED PARTICIPANT AGREEMENT
                                                            FOR TDAX FUNDS, INC.


                            PROCEDURES FOR PROCESSING
                            -------------------------
                      PURCHASE ORDERS AND REDEMPTION ORDERS
                      -------------------------------------

         This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of TDAX Funds, Inc. in Creation Units of each Fund and a (2)Redemption Order for the redemption of Shares of TDAX Funds, Inc. in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

         An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Company and in connection with the initial Purchase Order submitted by the Authorized Participant, the Distributor will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of TDAX Funds, Inc.

                                                                  Exhibit (e)(2)

                                                              ANNEX II -- PART A
                                                                              TO
                                                AUTHORIZED PARTICIPANT AGREEMENT
                                                            FOR TDAX FUNDS, INC.


                         TO PLACE A PURCHASE ORDER FOR
                         =============================
               CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
               ==================================================
                                TDAX FUNDS, INC.


1. PLACING A PURCHASE ORDER.

         Purchase Orders for Creation Units of Shares of TDAX Funds, Inc. may be initiated only on days that the Listing Exchange is open for trading ("Business Days"). Purchase Orders may only be made in whole Creation Units of Shares of each Fund.

         To begin a Purchase Order, the Authorized Participant ("AP"") must telephone the BNY ETF Administrator at (718) 315-4512 or such other number as the Distributor designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP not later than the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Time ("Listing Exchange Closing Time"). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), BNY ETF Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund . After the AP has placed the Purchase Order, BNY ETF Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by BNY ETF Administrator. If the AP affirms that Purchase Order has been taken correctly, BNY ETF Administrator will issue a Confirmation Number to the AP.

 PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY BNY ETF ADMINISTRATOR. AN ORDER MAY NOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER IS ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. CALLS PLACED BEFORE THE LISTING EXCHANGE CLOSING TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY BNY ETF ADMINISTRATOR AFTER THE LISTING EXCHANGE CLOSING TIME. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE LISTING EXCHANGE CLOSING TIME WILL NOT BE ANSWERED BY BNY ETF ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

         Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer's behalf) not later than the Listing Exchange Closing Time, the Distributor will accept the Purchase Order on behalf of Company and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted by 4:45 p.m. Eastern Standard Time on the Business Day that the Purchase Order is received.

                                                                  Exhibit (e)(2)


3. QUALITY ASSURANCE.

         After a Confirmation Number is issued by BNY ETF Administrator to the AP, BNY ETF Administrator will either fax or email a written version of the Purchase Order to the AP. Upon receipt, the AP should immediately telephone Distributor, if the Participant believes that the Purchase Order has not been taken correctly by BNY ETF Administrator. In addition, BNY ETF Administrator will telephone the AP within 15 minutes of the fax or e-mail to corroborate the Purchase Order

4. PROCESSING A PURCHASE ORDER.

         During the telephone call, BNY ETF Administrator will request that the AP state that the AP will not own 80% or more of the Shares of any Fund upon execution of the Purchase Order. If the AP is not able to so confirm, BNY ETF Administrator has the right to not accept the Purchase Order.


5. REJECTING OR SUSPENDING PURCHASE ORDERS.
         The Company or Distributor reserve the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Company, BNY ETF Administrator or Distributor, (ii) the portfolio of Deposit Securities delivered is not as specified by Distributor;
(iii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Company or any Fund; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (v) the acceptance of the Portfolio Deposit would otherwise, in the discretion of Company or Adviser, have an adverse effect on Company or the rights of beneficial owners of a Fund; or
(vi) circumstances outside the control of Company, Distributor, Transfer Agent or Adviser make it for all practical purposes impossible to process a Purchase Order. The Company or the Distributor shall notify the AP of a rejection or revocation of any Purchase Order. The Company and Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

          Except as provided herein, all Purchase Orders for Creation Units of Shares of the Company are irrevocable by the AP. The Company acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Company in respect of any Deposit Security that is transferred to Company that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.


6. CONTRACTUAL SETTLEMENT

         (1)Except as provided below, Deposit Securities must be delivered through the National Securities Clearing Corporation ("NSCC") to a Depository Trust Company ("DTC") account maintained at the Custodian of the Company on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to Company, immediately available or same day funds estimated by Company to be sufficient to pay the Cash Component next determined after

                                                                  Exhibit (e)(2)


acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Company. The "Domestic Contractual Settlement Date" is the earlier of (i) date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to Company and (ii) trade date plus three (t +3) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued concurrently with the transfer of good title to Company of the portfolio of Deposit Securities through the NSCC's Continuous Net Settlement ("CNS") system and the payment of the Cash Component and the purchase Transaction Fee through DTC.

         (2) The Company reserves the right to permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount ) to be added to the Cash Component to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Company, subject to the approval of the Board, may adjust the "Transaction Fee" within the parameters described below to protect ongoing shareholders.

         (3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

7.   CASH PURCHASES

         When, in the sole discretion of Company, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset Company's brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a fixed purchase Transaction Fee, plus an additional variable charge for cash purchases, which is expressed as a percentage of the value of the Deposit Securities. The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

                                                                  Exhibit (e)(2)


                                                              ANNEX II -- PART B
                                                                              TO
                                                AUTHORIZED PARTICIPANT AGREEMENT
                                                            FOR TDAX FUNDS, INC.

                   PROCEDURES TO PLACE A REDEMPTION ORDER FOR
                   ==========================================
               CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
               ==================================================
                                TDAX FUNDS, INC.

1.   PLACING A REDEMPTION ORDER

         Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund. To begin a Redemption Order, the AP must telephone BNY ETF Administrator at (718) 315-4512. This telephone call must be made by an Authorized Person of the AP not later than the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Standard Time ("Listing Exchange Closing Time"). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), BNY ETF Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to Fund. After the AP has placed the Redemption Order, BNY ETF Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by BNY ETF Administrator. If the AP affirms that Redemption Order has been taken correctly, BNY ETF Administrator will issue a Confirmation Number to the AP.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY BNY ETF ADMINISTRATOR. AN ORDER MAY NOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER IS ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. CALLS PLACED BEFORE THE LISTING EXCHANGE CLOSING TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY BNY ETF ADMINISTRATOR AFTER THE LISTING EXCHANGE CLOSING TIME. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE LISTING EXCHANGE CLOSING TIME WILL NOT BE ANSWERED BY BNY ETF ADMINSTRATOR. ALL TELEPHONE CALLS MAY BE RECORDED.

2.   RECEIPT OF CONFIRMATION.

         Subject to the conditions that a duly completed Redemption Order is received by Distributor from the AP on behalf of itself or another redeeming investor by the Listing Exchange Closing Time, the Distributor will accept the Redemption Order on behalf of Company and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted by 4:45 p.m. Eastern Standard Time on the Business Day the Redemption Order is received.

3. QUALITY ASSURANCE.

         (a) After a Confirmation Number is issued by BNY ETF Administrator to the AP, BNY ETF Administrator will either fax or email a copy of the Redemption Order to the AP. Upon receipt, the AP should immediately telephone BNY ETF Administrator, if the AP believes that

                                                                  Exhibit (e)(2)

the Redemption Order has not been taken correctly by BNY ETF Administrator. In addition, BNY ETF Administrator will telephone the AP within 15 minutes of the fax or e- mail to corroborate the Redemption Order.

         (b) In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to Company any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that Company is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.

4.   TAKING DELIVERY OF DEPOSIT SECURITIES.

         The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP's Standing Redemption Instructions. An Authorized Person of the AP may amend the AP's Standing Redemption Instructions from time to time in writing to BNY ETF Administrator and Company in a form approved by Company. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable United States federal and state securities laws.

5.   CONTRACTUAL SETTLEMENT.

         (1) Except as provided below, the Shares of any Domestic Fund must be delivered through the National Securities Clearing Corporation ("NSCC") to a Depository Company Company ("DTC") account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Company will make available on the Domestic Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The "Domestic Contractual Settlement Date" is the date upon which all of the required Shares must be delivered to the Company and, the Deposit Securities, Cash Component less any fees are delivered by the Company to the AP (ordinarily trade date plus three (t + 3) Business Days). Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to Company of the required number of Shares through the NSCC's Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the purchase Transaction Fee through DTC.

         (2) The Company reserves the right to permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount ) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for

                                                                  Exhibit (e)(2)

delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund ; but the Company, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

         (3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Company may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP's delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Distributor upon request. The parties hereto further agree that Company may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Company of purchasing such securities and the value of the collateral, which may be sold by Company at such time, and in such manner, as Company may determine in its sole discretion.

6. CASH REDEMPTIONS.

 In the event that, in the sole discretion of Company, cash redemptions are permitted or required by Company, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7.   STANDING REDEMPTION INSTRUCTIONS.

         Annex V hereto contains the AP's Standing Redemption Instructions, which includes information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by Company pursuant to a Redemption Order.

                                                                  Exhibit (e)(2)

                                                              ANNEX II -- PART C
                                                                              TO
                                                AUTHORIZED PARTICIPANT AGREEMENT
                                                            FOR TDAX FUNDS, INC.




                             TDAX FUNDS FLOW PROCESS
--------------------------------------------------------------------------------

This Annex II-Part C supplements the Fund's Prospectus with respect to the procedures to be used by the Distributor and Transfer Agent in processing an order for the creation or redemption of Shares of any Fund of the Company.

A. The AP is required to have (i) signed an Authorized Participant Agreement for Fund and (ii) assigned a personal identification number to each Authorized Person that the AP has authorized to act for such AP. This will allow an AP through its Authorized Person(s) to place a creation or redemption order with respect to Shares of any Fund of the Company.

B. The AP and Distributor shall implement the "Funds Flow Process" as agreed to by the parties from time to time.

C. Note that trades placed through the NSCC/DTC may only occur on any day that NSCC/DTC is open for business ("NSCC/DTC Business Day") .

                               FUNDS FLOW PROCESS


------------------------------------------------------------------------------------------------------------------------------------
                                  ORIGINATOR                                                     ACTIVITY
------------------------------------------------------------------------------------------------------------------------------------
1. The AP calls on BNY's ETF Administrator recorded number to place a Share       1.  The  BNY  - ETF Administrator  greets
Creation and/or Redemption order. These trades are to be placed by 4:00 PM EST        caller.
on any Listing Exchange Business Day.

------------------------------------------------------------------------------------------------------------------------------------

2. AP identifies his/her name, the Institution he/she represents, and PIN #.      2   BNY - ETF Administrator will confirm the
                                                                                      AP's PIN #.

The AP states the Fund name(s) and relevant ticker symbol(s).                         The BNY - ETF Administrator records the PIN
                                                                                      # and the order, and provides the AP with
AP will identify and list any securities that will not be delivered or                an order confirmation number.
received in kind.

AP will make alternate arrangements with the ETF Administrator to deliver or          The order confirmation constitutes a binding
receive the value for those securities that cannot be delivered. AP and ETF           order, which may only be reversed by the
Administrator will exchange delivery or receive instructions for any security         ETF Administrator, the Distributor or the
being delivered outside of the CNS system.                                            Fund.

                                                                                      AP will make alternate arrangements
------------------------------------------------------------------------------------------------------------------------------------

                                                                  Exhibit (e)(2)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      with the ETF Administrator to deliver or
                                                                                      receive the value for those securities that
                                                                                      cannot be delivered. AP and ETF Administrator
                                                                                      will exchange delivery or receive instructions
                                                                                      for any security being delivered outside of
                                                                                      the CNS system.
------------------------------------------------------------------------------------------------------------------------------------
3.AP will Fax a copy of the order form to the BNY ETF Administrator within        3.  The BNY - ETF Administrator will receive
15 minutes from the time the call is made.                                            a copy of the completed order form from the
                                                                                      AP Faxed within within 15 minutes from the
                                                                                      time the order is placed.

The AP will provide, as a part of the order form, a statement confirming that         All orders received from the AP's are time
the AP will not be placing trades that would raise the AP's total holdings to         stamped by the BNY - ETF Administrator at
80% or more of any Fund                                                               the time the order is placed

The signed Order Form will be sent as the physical receipt for the AP that            The Distributor will verify that the
the order is confirmed.                                                               appropriate disclaimers have been made by
                                                                                      the AP and validate the disclaimer by
                                                                                      calculating the AP's position, including the
                                                                                      subscriptions requested, to the total fund
                                                                                      shares outstanding

The above procedures will be repeated until all orders have been placed by the        The Distributor will sign the Order Form and
AP.                                                                                   the signed Order Form will be sent as the
                                                                                      physical receipt for the AP that the order
                                                                                      is confirmed.

------------------------------------------------------------------------------------------------------------------------------------
4. The AP receives the fax                                                        4.  The AP will assume responsibility for an
                                                                                      incorrect trade and contact the ETF
The AP will  assume  responsibility  for an  incorrect  trade                         Administrator if necessary.

                                                                                      If trades are corrected, the BNY - ETF
                                                                                      Administrator will delete the first trade
                                                                                      and reenter the corrected trade. A second
                                                                                      affirmation will be faxed to the AP with all
                                                                                      trades placed that day. The corrected trade
                                                                                      will be coded on the affirmation so that the
                                                                                      AP can see the correction.

                                                                                      No corrections will be permitted
------------------------------------------------------------------------------------------------------------------------------------

                                                                  Exhibit (e)(2)





------------------------------------------------------------------------------------------------------------------------------------
                                                                                      after 4p.m.

------------------------------------------------------------------------------------------------------------------------------------
5. EXCEPTION - International Settlements

AP's must deliver units for redemption orders no later than Trade Date Plus 1 in order to meet the affirmed order requirements placed the previous day.

------------------------------------------------------------------------------------------------------------------------------------
  * Times may vary depending on the trade volume from APs.

                                                                  Exhibit (e)(2)

                                                                       ANNEX III
                                                                              TO
                                                AUTHORIZED PARTICIPANT AGREEMENT
                                                            FOR TDAX FUNDS, INC.



                 FORM OF CERTIFIED AUTHORIZED PERSONS OF THE AP
                 ==============================================

The following are the names, titles and signatures of all persons (each an"Authorized Person") authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:      __________________
Title:     __________________
Signature: __________________

Name:      __________________
Title:     __________________
Signature: __________________

Name:      __________________
Title:     __________________
Signature: __________________

     The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this Institution in its capacity as an AP pursuant to the Agreement by and among _____________ Company, --------------, as Distributor and [name of the AP], dated [date] and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company].

Date:    _________________  ___________________
                    [name,  title]

                                                                  Exhibit (e)(2)

                                                                        ANNEX IV
                                                                              TO
                                                AUTHORIZED PARTICIPANT AGREEMENT
                                                            FOR TDAX FUNDS, INC.




                                 THE AP ACCOUNTS
                                 ===============
                       FOR DELIVERY OF DEPOSIT SECURITIES
                       ==================================

The accounts into which the TDAX Funds, Inc. should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

                         Name of AP: __________________
                        Account Name: __________________
                       Account Number: __________________
                   Other Reference Number: __________________